Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 59 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 15, 1998, relating to the financial statements and financial highlights of J.P. Morgan Institutional Tax Exempt Money Market Fund and J.P. Morgan Institutional Service Tax Exempt Money Market Fund and the financial statements and supplementary data of The Tax Exempt Money Market Portfolio appearing in the August 31, 1998 Annual Reports, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this registration statement of our reports dated January 20, 1998, relating to the financial statements and financial highlights of J.P. Morgan Institutional Prime Money Market Fund and J.P. Morgan Institutional Service Prime Money Market Fund and the financial statements and supplementary data of The Prime Money Market Portfolio, appearing in the November 30, 1997 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this registration statement of our reports dated December 17, 1997, relating to the financial statements and financial highlights of J.P. Morgan Institutional Service Treasury Money Market Fund (formerly The JPM Institutional Service Treasury Money Market Fund), J.P. Morgan Institutional Treasury Money Market Fund (formerly The JPM Institutional Treasury Money Market Fund) and J.P. Morgan Institutional Federal Money Market Fund (formerly The JPM Institutional Federal Money Market Fund) and the financial statements and supplementary data of The Treasury Money Market Portfolio and The Federal Money Market Portfolio appearing in the October 31, 1997 Annual Reports, which are also incorporated into the Registration Statement.

We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/PricewaterhouseCoopers  LLP
1177 Avenue of the Americas
New York, New York 10036
November 25, 1998